UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2024
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154
(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On December 31, 2024, Ingredion Incorporated (the “Company”) committed to a plan to cease operations at its plant protein concentrates and flour manufacturing facility in Vanscoy, Saskatchewan, Canada (the “Vanscoy manufacturing facility”) as of January 6, 2025. The decision to cease operations of the Vanscoy manufacturing facility was made after a strategic review of this business. Approximately twenty employees work at the facility. The Company expects to sell the manufacturing facility and the underlying real property but has not entered into a contract of sale as of the date of this report.
The Company expects to incur pre-tax non-recurring charges of approximately $66 million under the plan, of which approximately $65 million is expected to be impairment charges relating to fixed asset and inventory write-downs and approximately $1 million is expected to be cash expenditures, including employee-related costs, severance and other termination-related costs. The Company expects to incur the majority of these charges in the fourth quarter of 2024 and the remaining charges in subsequent fiscal periods through the fourth quarter of fiscal 2025.
The foregoing estimates of the charges the Company expects to incur under the plan are subject to assumptions, and actual charges may differ from such estimates.
Item 2.06    Material Impairments.
The information set forth in Item 2.05 is incorporated by reference in this Item 2.06.
In connection with the cessation of operations at the Vanscoy manufacturing facility, the Company expects to incur approximately $65 million in pre-tax, non-cash asset impairment charges in the fourth quarter of 2024.
Forward-Looking Statements
This current report on Form 8-K contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ingredion Incorporated intends these forward-looking statements to be covered by the safe harbor provisions for such statements. Forward-looking statements include, among others, any statements regarding the potential costs associated with the cessation of operations at the Vanscoy manufacturing facility, our prospects, future operations, or future financial condition, earnings, net sales, tax rates, capital expenditures, cash flows, expenses or other financial items, including management’s plans or strategies and objectives for any of the foregoing and any assumptions, expectations or beliefs underlying any of the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “assume,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook,” “propels,” “opportunities,” “potential,” “provisional,” or other similar expressions or the negative thereof. All statements other than statements of historical facts therein are “forward-looking statements.”
These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, investors are cautioned that no assurance can be given that our expectations will prove correct. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” and other information included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date:	January 6, 2025	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras
Senior Vice President, Chief Legal Officer,
Corporate Secretary and Chief Compliance Officer